EXHIBIT 12.2

CERTIFICATION

I, Alex Vanselow, certify that:

1.	I have reviewed this amendment to the annual report on Form 20-F/A of BHP Billiton Plc and BHP Billiton Limited; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

/s/ Alex Vanselow
Name:	Alex Vanselow
Title:	Chief Financial Officer

Date: December 22, 2010